Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(14,766,118)
Realized Trading Gain (Loss) on Swaps	(118,991,583)
Unrealized Gain (Loss) on Market Value of Futures	(147,140,725)
Unrealized Gain (Loss) on Market Value of Swaps	(61,741,183)
Interest Income	82,516
Total Income (Loss)	$(342,557,093)

Expenses
Investment Advisory Fee	$2,017,873
Brokerage Commissions	555,116
Tax Reporting Fees	259,000
NYMEX License Fee	88,236
SEC & FINRA Registration Expense	28,300
Non-interested Directors' Fees and Expenses	17,469
Audit Fees	13,589
Prepaid Insurance Expense	1,923
Total Expenses	$2,981,506
Net Gain (Loss)	$(345,538,599)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/10	$4,525,107,163
Net Gain (Loss)	(345,538,599)

Net Asset Value End of Period	$4,179,568,564
Net Asset Value Per Unit (449,500,000 Units)	$9.30

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502